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                                                   EXHIBIT 5
                               KING & SPALDING

                             120 WEST 45TH STREET
                           NEW YORK, NY 10036-4003

                                 -----------

                                 212/556-2100
                           FACSIMILE: 212/556-2222


   191 PEACHTREE STREET                          1730 PENNSYLVANIA AVENUE, N.W.
ATLANTA, GEORGIA 30303-1763                       WASHINGTON, DC 20006-4706
   TELEPHONE: 404/572-4600                           TELEPHONE: 202/737-0500
TELEX: 54-2917 KINGSPALD ATL                         FACSIMILE: 202/626-3737
  FACSIMILE: 404/572-5100     February 24, 1994




        Rhodes, Inc.
        4370 Peachtree Road, N.E.
        Atlanta, Georgia 30319

                Re: Form S-3 Registration Statement relating to 2,714,374 shares of Common Stock, without par value, of Rhodes, Inc.
                        ---------------------------------------------

        Gentlemen:

                We have acted as counsel for Rhodes, Inc., a Georgia corporation ("Rhodes"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to 2,714,374 shares of Common Stock, without par value, of Rhodes (the "Common Stock") to be sold by WPS Investors, L.P., RHD Captial Investors, L.P. and Jackson National Life Insurance Co. (the "Selling Shareholders") to the underwriters named in the Registration Statement, pursuant to an Underwriting Agreement the form of which has been filed as an Exhibit to the Registration Statement (the "Underwriting Agreement").
        As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

                Based upon the foregoing, we are of the opinion that:

                        1. Rhodes is incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia.
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Rhodes, Inc.
February 24, 1994
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          2.     The shares of Common Stock to be sold by the Selling
     Shareholders pursuant to the Underwriting Agreement are duly authorized, validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                            Very truly yours,

                                            KING & SPALDING

                                            By:/s/ William Bates, II
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